UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2012

SCBT Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	001-12669	57-0799315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street, Columbia, South Carolina	29201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 277-2175

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On April 17, 2012, SCBT Financial Corporation, a South Carolina corporation (“SCBT”), entered into a memorandum of understanding (the “MOU”) with plaintiffs and other named defendants regarding the settlement of a putative class action lawsuit filed in the Court of Common Pleas of South Carolina, Thirteenth Judicial District, County of Pickens (the “Court”), as well as the settlement of all related claims that were or could have been asserted in other actions, in response to the announcement of the execution of an Agreement and Plan of Merger, dated as of December 19, 2011 (the “Merger Agreement”), by and between SCBT and Peoples Bancorporation, Inc., a South Carolina corporation (“Peoples”).  Pursuant to, and subject to the terms and conditions of, the Merger Agreement, Peoples will merge with and into SCBT, with SCBT as the surviving entity following the merger (the “Merger”).

As described in greater detail in the proxy statement/prospectus dated March 21, 2012 (the “Proxy Statement/Prospectus”) forming a part of the registration statement on Form S-4, as amended, filed by SCBT with the SEC and declared effective by the SEC on March 22, 2012, a purported shareholder of Peoples filed a class action lawsuit in the Court, captioned F. Davis Arnette and Mary F. Arnette, et al. v. Peoples Bancorporation, Inc., et al., Civil Action No. 2012-CP-39-0064 (SC Ct. Com. Pl.) (the “Lawsuit”).  The Complaint names as defendants Peoples, the current members of Peoples’ board of directors (the “Director Defendants”) and SCBT.

Under the terms of the MOU, SCBT, Peoples, the Director Defendants and the plaintiffs have agreed to settle the Lawsuit and release the defendants from all claims relating to the Merger, subject to approval by the Court.  If the Court approves the settlement contemplated by the MOU, the Lawsuit will be dismissed with prejudice.  Pursuant to the terms of the MOU, SCBT and Peoples have agreed to make available additional information to Peoples shareholders.  The additional information is contained below in this Current Report on Form 8-K (the “Current Report”) and should be read in conjunction with the Proxy Statement/Prospectus, which should be read in its entirety.  In return, the plaintiffs have agreed to the dismissal of the Lawsuit with prejudice and to withdraw all motions filed in connection with the Lawsuit.  The parties to the MOU have not had any discussions regarding potential fees and expenses of the plaintiffs’ attorneys; however, the parties have agreed to engage in good faith negotiations regarding an award of such fees and expenses.  The defendants have reserved all rights to oppose the amount of any petition by the plaintiffs and their attorneys for an award of fees and expenses in the event that the parties are unable to reach agreement on such an award.  The parties to the MOU have agreed that final resolution by the Court of any fee petition will not be a precondition to the dismissal of the Lawsuit.  If the MOU is finally approved by the Court, it is anticipated that the MOU will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the Merger, the Merger Agreement and any disclosures made in connection therewith.  There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court will approve the settlement, even if the parties were to enter into such stipulation.  In such event, the proposed settlement as contemplated by the MOU may be terminated.

The settlement will not affect the consideration to be paid to Peoples shareholders in connection with the Merger or the timing of the special meeting of Peoples shareholders, which is scheduled for April 24, 2012 in Easley, South Carolina, to consider and vote upon a proposal to approve the Merger Agreement, among other things.

SCBT, Peoples and the Director Defendants deny each of the allegations in the Lawsuit and believe the prior disclosures in the Proxy Statement/Prospectus are adequate under applicable law.  Peoples and the Director Defendants have informed SCBT that they maintain that they have complied with their fiduciary duty and other applicable legal duties in all respects in connection with the Merger and any disclosure obligations in connection therewith.  SCBT, Peoples and the Director Defendants have agreed to settle the Lawsuit in order to avoid costly litigation and reduce the risk of any delay to the completion of the Merger.  Nothing in this Current Report or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein or therein.

SUPPLEMENT TO THE PROXY STATEMENT/PROSPECTUS

The following information supplements the Proxy Statement/Prospectus and should be read in conjunction with the Proxy Statement/Prospectus, which should be read in its entirety.  All page references in the information below are to pages in the Proxy Statement/Prospectus, and terms used below have the meanings set forth in the Proxy Statement/Prospectus, unless otherwise defined below.  Without admitting in any way that the disclosures below are material or otherwise required by law, SCBT and Peoples make the following supplemental disclosures:

The following disclosure supplements the information set forth in the first full paragraph on page 75 of the Proxy Statement/Prospectus, under the heading ‘‘The Merger—Opinion of Scott & Stringfellow, LLC,’’ by adding the following after the last sentence of that paragraph:

Scott & Stringfellow is not currently providing any investment banking or other financial advisory services to SCBT, and no such services are currently planned or in process.

The following new section is added to the Proxy Statement/Prospectus immediately following the end of the section titled “Opinion of Scott & Stringfellow, LLC”:

Peoples Unaudited Prospective Financial Information

Peoples does not as a matter of course publicly disclose forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates.  However, in connection with the negotiation and review of the merger agreement, Peoples’ management prepared certain projections of Peoples’ future financial performance, which we refer to as the Peoples management projections, which contain unaudited prospective financial information on a standalone, pre-merger basis, and which were made available to Peoples’ financial advisor, Scott & Stringfellow.  The Peoples management projections were not prepared with a view toward public disclosure and the inclusion of the Peoples management projections in this proxy statement / prospectus should not be regarded as an indication that Peoples or any other recipient of the Peoples management projections considered, or now considers, it to be necessarily predictive of actual future results.  Neither Peoples nor its affiliates assume any responsibility for the accuracy of the Peoples management projections.  The Peoples management projections were not prepared with a view toward complying with the guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of financial information.  Neither Peoples’ current independent registered public accounting firm, Elliott Davis, LLC, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information included below, or expressed any opinion or any other form of assurance on such information or its achievability.

The prospective financial information reflects numerous estimates and assumptions made by Peoples with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Peoples’ business, all of which are difficult to predict and many of which are beyond Peoples’ control. The Peoples management projections also reflect assumptions as to certain business decisions that are subject to change. The Peoples management projections reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Peoples management projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, but not limited to, Peoples’ performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in Peoples’ reports filed with the SEC. None of Peoples, SCBT nor any of their financial advisors nor any of their affiliates assumes any responsibility for the validity, accuracy or completeness of the prospective information described below. The Peoples management projections do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. Further, the Peoples management projections do not take into account the effect of any failure of the merger to occur. None of Peoples, SCBT nor any of their financial advisors nor any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct such Peoples management projections if they are or become inaccurate (even in the short term). The inclusion of the Peoples management projections herein should not be deemed an admission or representation by Peoples or SCBT that they are viewed by Peoples or SCBT as material information of Peoples, particularly in light of the inherent risks and uncertainties associated with such forecasts.

($ in thousands, except per share)

	Projections
	For the Years Ending December 31,
	FY 2011P	FY 2012P	FY 2013P	FY 2014P	FY 2015P	FY 2016P
Total Assets	$551,315	$556,848	$573,554	$590,760	$608,483	$626,738
Common Equity	$46,217	$48,721	$50,854	$52,775	$55,142	$57,843
Net Income	$2,778	$3,328	$2,957	$3,084	$3,530	$3,863
Fully Taxed Net Income	$1,806	$2,163	$2,957	$3,084	$3,530	$3,863
Net Income Available to Common	$1,954	$2,504	$2,133	$1,921	$2,367	$2,700
Diluted common EPS	$0.28	$0.36	$0.30	$0.27	$0.34	$0.38
ROAA	0.36%	0.45%	0.38%	0.33%	0.39%	0.44%
Tangible Common Equity / Tang. Assets	8.38%	8.75%	8.87%	8.93%	9.06%	9.23%
Leverage Ratio	9.30%	9.63%	10.08%	10.37%	10.54%	10.67%
Basic - Diluted (BVPS)	7,021.563	7,021.563	7,021.563	7,021.563	7,021.563	7,021.563
Weighted Avg. Diluted Shares (EPS)	7,030.883	7,021.363	7,021.563	7,021.563	7,021.563	7,021.563

The fourth full paragraph on page 63 of the Proxy Statement/Prospectus, under the heading “The Merger—Background of the Merger,” is revised to read in full as follows:

On Friday, December 16, 2011, the Peoples board of directors met and heard an updated presentation by Scott & Stringfellow which discussed the basis for Scott & Stringfellow’s opinion that the proposed merger transaction was fair from a financial point of view to Peoples’ shareholders. The Scott & Stringfellow presentation also contained an analysis of the hypothetical proposals other potential acquirors would be able, or would likely be willing, to make. Such other potential acquirors included financial institutions that were approximately comparable in size to SCBT, that were located in the Carolinas region, and that had entered into a merger or acquisition transaction or had publicly sought to enter into such a transaction in the prior twelve months. Scott & Stringfellow concluded, based on its understanding of the prevailing market for mergers and acquisitions in the regional banking industry, the financial terms of the proposed merger agreement in the context of such prevailing conditions, including the proposed exchange ratio for the SCBT common stock consideration being offered in the transaction, together with its analysis of the positive short and long term prospects of SCBT common stock, and its judgment of the likelihood of a comparable or superior acquisition offer being made, that the SCBT proposal was superior to any proposal the other potential acquirors could be expected to make.  On the basis of this analysis, the uniquely complementary customer focus, geographic coverage, business orientation and cultures of Peoples and SCBT, and because the Peoples board of directors understood SCBT’s offer to be contingent on reaching a definitive agreement in the near term, the Peoples board of directors believed that it was in the best interests of Peoples and its shareholders not to contact any of the potential acquirors identified by Scott & Stringfellow at such time.  Haynsworth then reviewed the terms of the most recent draft of the merger agreement with the board of directors, as well as resolutions to approve and authorize the signing of the merger agreement and the submission of the merger agreement to Peoples’ shareholders for approval with the board’s recommendation that the shareholders vote for approval of the merger agreement. After discussion, Peoples’ board of directors voted to adopt the resolutions and approve the signing of the merger agreement.

The third bullet point in the second set of bullet points on page 65 of the Proxy Statement/Prospectus, under the heading “The Merger—Peoples’ Reasons for the Merger; Recommendation of Peoples’ Board of Directors,” is revised to read in full as follows:

•                  The provisions of the merger agreement restricting Peoples’ solicitation of third-party acquisition proposals and providing for the payment of a termination fee in certain circumstances, which Peoples’ board of directors understood, based on its judgment with respect to the conversations and negotiations with SCBT to date, while potentially limiting the willingness of a third party to propose a competing business combination transaction with Peoples, were a condition to SCBT’s willingness to enter into the merger agreement.

The seventh and eighth sentences in the paragraph spanning pages 62 and 63 of the Proxy Statement/Prospectus, under the heading “The Merger—Background of the Merger,” are revised to read in full as follows:

During a break, Peoples’ Chairman spoke with SCBT’s Chief Executive Officer by phone in an attempt to increase the consideration to be received by the Peoples shareholders and to obtain a “collar” or “floor” as to the consideration to be received by Peoples shareholders, and to propose certain other modifications, including modifications relating to the termination fee, to the preliminary offer. SCBT’s Chief Executive Officer indicated that SCBT was unwilling to make such changes at that time and that its continued interest in a transaction was contingent upon reaching a signed merger agreement on the existing terms of the proposal in the near term.

The following disclosure supplements the information set forth in the second full paragraph on page 66 of the Proxy Statement/Prospectus, under the heading “The Merger—Opinion of Scott & Stringfellow, LLC,” by inserting the following sentences after the end of that paragraph:

Over the past several years, representatives of Scott & Stringfellow and other investment banking firms have periodically made courtesy calls on executive officers of Peoples to discuss their respective firms’ services and expertise, and to encourage Peoples to keep their respective firms in mind if Peoples were ever in need of these services.  The executive officers of Peoples were impressed by the professionalism displayed by Scott & Stringfellow during their communications, as well as the firm’s reputation and experience with respect to the financial services sector generally, and community banking in particular, and, accordingly, when SCBT approached Peoples about a potential transaction in 2011, Mr. Westbrook, Peoples’ Chief Executive Officer, contacted Scott & Stringfellow to discuss the possibility of Scott & Stringfellow assisting Peoples in connection with the possible transaction.  After discussion, and upon reaching an understanding as to the terms of the representation, Peoples and Scott & Stringfellow entered into an agreement for Scott & Stringfellow to serve as Peoples’ financial advisor.  There were no prior business relationships between Peoples and Scott & Stringfellow.

The fourth full paragraph on page 62 of the Proxy Statement/Prospectus, under the heading “The Merger—Background of the Merger,” is revised to read in full as follows:

On December 8, 2011, representatives of Wachtell, Lipton, Rosen & Katz (‘‘Wachtell Lipton’’), special counsel to SCBT, provided Haynsworth Sinkler Boyd (‘‘Haynsworth’’), counsel to Peoples, with a draft merger agreement. Haynsworth has represented Peoples as corporate, securities, and bank regulatory counsel for many years.  The firm has extensive experience in bank mergers and acquisitions, and it was, therefore, natural for Peoples to engage Haynsworth in connection with the proposed transaction. Over the several days following December 8, 2011, representatives of Wachtell Lipton and Haynsworth discussed the terms and conditions set forth in the draft merger agreement, including, among other things, the treatment of the Peoples equity awards and provisions related to the conditions to closing under and termination of the merger agreement. During this time, representatives of Peoples and representatives of SCBT engaged in a number of additional due diligence conversations.

The third bullet point on page 67 of the Proxy Statement/Prospectus, under the heading “The Merger—Opinion of Scott & Stringfellow, LLC,” is revised to read in full as follows:

•                  The estimated pro forma financial impact of the merger on SCBT, based on assumptions relating to, without limitation, transaction expenses, purchase accounting adjustments, one-time contract expenses, cost savings, and certain synergies determined by and reviewed with the senior management of Peoples and discussed summarily with the senior management of SCBT (the synergies considered by Scott & Stringfellow in its analysis, and presented to the Peoples board of directors by Scott & Stringfellow during the Board’s December 16, 2011 special meeting, were focused on a range of between 10% and 50% of an estimated annualized Peoples noninterest expense figure, which was calculated by multiplying Peoples’ noninterest expense in the third quarter of 2011 by four.  At a midpoint of 30%, the estimated cost savings amounted to $5,566,000 on a pre-tax basis);

The following disclosure supplements the information set forth under the heading “The Merger—Opinion of Scott & Stringfellow, LLC; Selected Peer Group Analysis,” on page 70 of the Proxy Statement/Prospectus, by replacing the existing table on the top half of page 70 with the following paragraph and two tables:

The operating metrics and multiples for each of the comparable public companies selected by Scott & Stringfellow in its Selected Peer Group Analysis for Peoples are set forth below.

(Dollars in thousands)

	BALANCE SHEET				LTM PROFITABILITY
Institution	Total Assets	Loans/ Deposits	Tang. Com. Equity/ Tg. Assets	NPAs + 90 DDQ/ Assets	Efficiency Ratio	Core ROAA	Core ROAE
1st Financial Services Corporation	$727,000	64.19%	2.36%	9.62%	76.63%	(1.20)%	(22.97)%
Carolina Bank Holdings, Inc.	$661,784	83.70%	4.63%	7.80%	71.36%	0.28%	4.21%
CNB Corporation	$945,543	65.40%	9.43%	3.28%	62.83%	0.24%	2.58%
Community Financial Corporation	$516,784	126.76%	7.42%	8.20%	65.37%	0.44%	4.66%
Community First Bancorporation	$476,736	54.03%	9.27%	7.62%	59.33%	0.15%	1.66%
First Community Corporation	$606,884	68.53%	5.74%	2.93%	69.06%	0.51%	7.06%
First Reliance Bancshares, Inc.	$510,539	74.68%	4.81%	8.59%	88.04%	(1.60)%	(17.32)%
First South Bancorp, Inc.	$400,033	70.96%	3.71%	21.48%	107.15%	(3.64)%	(76.53)%
GrandSouth Bancorporation	$378,575	92.20%	5.56%	5.80%	57.70%	0.20%	2.01%
Greer Bancshares Incorporated	$386,812	80.22%	1.96%	6.99%	69.64%	(1.01)%	(23.73)%
Independence Bancshares, Inc.	$113,099	85.67%	8.11%	9.16%	129.83%	(2.29)%	(27.99)%
Palmetto Bancshares, Inc.	$1,248,511	70.77%	8.44%	11.30%	115.06%	(4.05)%	(44.93)%
Park Sterling Corporation	$582,383	97.98%	29.98%	4.93%	105.40%	(1.81)%	(6.27)%
Provident Community Bancshares, Inc.	$384,879	57.14%	0.99%	8.85%	84.15%	(2.56)%	(87.04)%
Savannah Bancorp, Inc.	$988,720	93.20%	8.39%	7.56%	56.14%	(0.23)%	(2.74)%
Security Federal Corporation	$919,232	68.75%	6.34%	4.44%	69.46%	0.09%	1.13%
Southcoast Financial Corporation	$444,414	98.71%	8.08%	6.71%	107.17%	(2.81)%	(30.91)%
Southern First Bancshares, Inc.	$758,106	106.56%	5.98%	2.18%	66.36%	0.28%	3.40%
Tidelands Bancshares, Inc.	$533,788	89.31%	0.25%	13.20%	85.58%	(2.74)%	(69.16)%
Village Bank and Trust Financial Corp.	$605,841	86.64%	4.81%	11.17%	74.52%	(0.82)%	(10.06)%

Median	$558,086	81.96%	5.86%	7.71%	72.94%	(0.92)%	(8.17)%

Peoples Bancorporation, Inc.	$545,856	64.48%	8.31%	5.98%	62.40%	0.33%	3.31%

(Dollars in thousands, except per share information)

	12/13/2011		Market	Price/
Institution	Price per Share	Dividend Yield	Capitali- zation	LTM EPS	Book Value	Tg. Book Value
1st Financial Services Corporation	$0.22	0.00%	$1,137	NM	6.5%	6.6%
Carolina Bank Holdings, Inc.	$2.55	0.00%	$8,637	11.4x	28.2%	28.2%
CNB Corporation	$50.55	0.00%	$84,010	37.2x	94.2%	94.2%
Community Financial Corporation	$2.48	0.00%	$10,817	6.9x	28.2%	28.2%
Community First Bancorporation	$4.00	0.00%	$16,687	27.8x	37.8%	37.8%
First Community Corporation	$6.00	2.67%	$19,821	8.5x	55.7%	57.0%
First Reliance Bancshares, Inc.	$2.20	0.00%	$8,978	NM	36.5%	36.5%
First South Bancorp, Inc.	$0.99	0.00%	$2,140	NM	14.4%	14.4%
GrandSouth Bancorporation	$2.55	0.00%	$8,358	6.6x	38.4%	39.8%
Greer Bancshares Incorporated	$1.35	0.00%	$3,357	NM	44.2%	44.2%
Independence Bancshares, Inc.	$0.13	0.00%	$271	NM	3.0%	3.0%
Palmetto Bancshares, Inc.	$6.00	0.00%	$76,358	NM	72.5%	72.5%
Park Sterling Corporation	$3.67	0.00%	$117,717	NM	59.0%	59.0%
Provident Community Bancshares, Inc.	$0.12	0.00%	$215	NM	5.7%	5.7%
Savannah Bancorp, Inc.	$4.86	0.00%	$34,988	NM	40.5%	42.3%
Security Federal Corporation	$9.00	3.56%	$26,496	NM	44.5%	45.5%
Southcoast Financial Corporation	$1.38	0.00%	$7,323	NM	20.3%	20.3%
Southern First Bancshares, Inc.	$7.00	0.00%	$24,315	26.8x	53.6%	53.6%
Tidelands Bancshares, Inc.	$0.10	0.00%	$428	NM	32.7%	32.7%
Village Bank and Trust Financial Corp.	$1.40	0.00%	$5,941	NM	20.0%	20.4%
Peer Group Median:		0.00%	$8,807	11.4x	37.2%	37.2%

Peoples Bancorporation, Inc.	$1.35	0.00%	$9,479	7.5x	20.9%	20.9%

Peer Group Min:		0.00%	$215	6.6x	3.0%	3.0%
Peer Group Max:		3.56%	$117,717	37.2x	94.2%	94.2%

The following disclosure supplements the information set forth under the heading “The Merger—Opinion of Scott & Stringfellow, LLC; Selected Peer Group Analysis,” on pages 69-70 of the Proxy Statement/Prospectus, by inserting the following paragraph after the end of the paragraph spanning pages 69-70:

To determine the indicated values for Peoples common stock in the Selected Peer Group Analysis, Scott & Stringfellow used the minimum price to book value multiple of 3.0% to impute a low value for Peoples common stock of $0.19 per share, and the maximum price to last twelve months’ earnings per share multiple of 37.2x to impute a high value for Peoples common stock of $6.70.  Using the medians of the same multiples would impute a value range for Peoples common stock of from $2.05 per share (earnings per share multiple) to $2.38 per share (book value multiple).

The following disclosure supplements the information set forth under the heading “The Merger—Opinion of Scott & Stringfellow, LLC; Selected Peer Group Analysis,” on page 71 of the Proxy Statement/Prospectus, by replacing the existing table on the top half of page 71 with the following paragraph and two tables:

The relevant operating metrics and multiples for each of the comparable public companies selected by Scott & Stringfellow in its Selected Peer Group Analysis for SCBT are set forth below.

(Dollars in thousands)

	BALANCE SHEET				LTM PROFITABILITY
Institution	Total Assets	Loans/ Deposits	Tang. Com. Equity/ Tg. Assets	NPAs + 90 DDQ/ Assets	Efficiency Ratio	Core ROAA	Core ROAE
BNC Bancorp	$2,197,758	85.67%	4.02%	3.86%	67.28%	(0.05)%	(0.64)%
CenterState Banks, Inc.	$2,153,805	64.90%	9.84%	3.86%	83.11%	(0.76)%	(6.41)%
Citizens South Banking Corporation	$1,098,974	84.52%	6.63%	3.05%	68.34%	(0.15)%	(1.74)%
First Bancorp	$3,302,698	89.12%	6.75%	3.60%	46.03%	0.13%	1.18%
Home BancShares, Inc.	$3,622,166	80.66%	11.09%	2.65%	50.52%	0.42%	3.24%
NewBridge Bancorp	$1,699,930	87.20%	6.42%	4.11%	66.08%	0.21%	2.28%
Pinnacle Financial Partners, Inc.	$4,868,905	87.30%	8.23%	2.47%	62.55%	0.82%	5.74%
Renasant Corporation	$4,136,474	76.74%	7.47%	4.05%	62.54%	0.41%	3.71%
Southeastern Bank Financial Corporation	$1,609,426	59.86%	7.16%	2.34%	57.26%	0.61%	9.30%
Southern BancShares (N.C.), Inc.	$1,370,051	63.99%	8.86%	0.92%	78.03%	0.44%	4.53%
StellarOne Corporation	$2,957,841	83.85%	10.29%	2.89%	70.24%	0.50%	3.42%
Towne Bank	$4,028,244	86.64%	6.67%	2.87%	64.18%	0.82%	6.43%
Union First Market Bankshares Corporation	$3,914,457	89.90%	8.74%	5.13%	64.41%	0.85%	7.46%
Wilson Bank Holding Company	$1,555,754	80.64%	9.68%	3.25%	56.16%	0.62%	6.32%
Yadkin Valley Financial Corporation	$2,047,131	82.60%	4.26%	5.56%	69.80%	(0.62)%	(9.23)%

Median	$2,197,758	83.85%	7.47%	3.25%	64.41%	0.42%	3.42%

SCBT Financial Corporation	$3,935,518	87.59%	7.95%	2.43%	73.19%	0.27%	2.89%

(Dollars in thousands, except per share information)

	12/13/2011		Market	Price/
Institution	Price per Share	Dividend Yield	Capitali- zation	LTM EPS	2011E* EPS	2012E* EPS	Book Value	Tg. Book Value
BNC Bancorp	$7.20	2.78%	$65,415	NM	16.0x	11.4x	56.7%	75.1%
CenterState Banks, Inc.	$5.51	0.73%	$165,517	NM	NM	NM	66.2%	79.6%
Citizens South Banking Corporation	$3.60	1.11%	$41,423	NM	NM	13.8x	55.8%	56.9%
First Bancorp	$10.49	3.05%	$177,254	NM	18.1x	11.2x	61.4%	81.1%
Home BancShares, Inc.	$24.14	1.33%	$682,394	NM	13.1x	12.0x	147.3%	173.1%
NewBridge Bancorp	$3.71	0.00%	$58,083	NM	37.1x	17.7x	51.5%	53.4%
Pinnacle Financial Partners, Inc.	$15.13	0.00%	$519,126	9.8x	24.4x	21.0x	82.1%	136.6%
Renasant Corporation	$14.00	4.86%	$350,855	19.8x	14.0x	13.9x	72.0%	119.1%
Southeastern Bank Financial Corporation	$11.00	0.00%	$73,454	7.5x	NA	NA	63.6%	63.7%
Southern BancShares (N.C.), Inc.	$925.00	0.17%	$92,689	16.8x	NA	NA	72.2%	76.8%
StellarOne Corporation	$11.56	1.38%	$265,936	21.0x	19.6x	16.5x	64.2%	90.3%
TowneBank	$12.09	2.65%	$352,340	14.9x	18.0x	13.3x	93.9%	134.5%
Union First Market Bankshares Corporation	$12.39	2.26%	$322,852	10.5x	11.8x	12.6x	77.4%	96.4%
Wilson Bank Holding Company	NA	0.00%	NA	NA	NA	NA	NA	NA
Yadkin Valley Financial Corporation	$1.63	0.00%	$31,830	NM	NM	10.2x	35.0%	36.6%
Peer Group Median:		1.11%	$171,385	14.9x	18.0x	13.3x	65.2%	80.4%

SCBT Financial Corporation	$27.06	2.51%	$379,233	20.5x	NM	NM	99.3%	123.5%

Peer Group Min:		0.00%	$31,830	7.5x	11.8x	10.2x	35.0%	36.6%
Peer Group Max:		4.86%	$682,394	21.0x	37.1x	21.0x	147.3%	173.1%

The following disclosure supplements the information set forth under the heading “The Merger—Opinion of Scott & Stringfellow, LLC; Selected Peer Group Analysis,” on pages 70-71 of the Proxy Statement/Prospectus, by inserting the following paragraph after the end of the paragraph spanning pages 70-71:

To determine the indicated values for SCBT common stock in the Selected Peer Group Analysis, Scott & Stringfellow used the minimum price to tangible book value multiple of 36.6% to impute a low value for SCBT common stock of $8.01 per share, and the maximum price to 2012 estimated earnings per share multiple of 21.0x to impute a high value for SCBT common stock of $41.58 per share.  Using the various median multiples calculated for the peer group would impute a value range for SCBT common stock of $17.60 per share (tangible book multiple) to $34.45 per share (2012 estimated earnings per share multiple).

The following disclosure supplements the information set forth under the heading “The Merger—Opinion of Scott & Stringfellow, LLC; Selected Transaction Analysis,” on page 72 of the Proxy Statement/Prospectus, by replacing the existing table on the bottom half of page 72 with the following paragraph and two tables:

Certain operating metrics and multiples for each of the precedent transactions selected by Scott & Stringfellow in its Selected Transaction Analysis for Peoples as of the closing dates of such transactions are set forth below.

(in thousands)

		Target Financials					Deal Value/
Buyer / Target	Closing Date	Target State	Total Assets	NPAs / Total Assets	LTM ROAA	LTM ROAE	BV (%)	TBV (%)	Assets (%)	Deposits (%)	LTM Earnings (x)	Premium to Day Prior
Piedmont Community Bank Holdings, Inc./ Crescent Financial Corporation	11/18/2011	NC	973,018	5.51%	(1.00)%	(11.18)%	43.7%	44.1%	3.6%	4.8%	NM	NA
Park Sterling Corporation/ Community Capital Corporation	11/1/2011	SC	655,934	6.62%	(0.75)%	(9.92)%	67.9%	70.0%	6.5%	6.5%	NM	21.2%
FNB United Corp./ Bank of Granite Corporation	10/21/2011	NC	875,840	8.91%	(2.40)%	(64.11)%	53.4%	53.5%	1.5%	1.6%	NM	25.9%
Wintrust Financial Corporation/ Elgin State Bancorp, Inc.	9/30/2011	IL	288,346	6.41%	(1.51)%	(21.17)%	92.2%	92.2%	6.6%	6.0%	NM	NA
Customers Bancorp Inc/ Berkshire Bancorp, Inc.	9/17/2011	PA	147,083	6.72%	(0.48)%	(5.85)%	102.0%	105.8%	8.0%	9.0%	NM	NA
SKBHC Holdings LLC/ Bank of the Northwest	7/28/2011	WA	146,390	5.72%	(0.38)%	(3.79)%	110.7%	110.7%	11.5%	13.2%	NM	NA
SKBHC Holdings LLC/ Sunrise Bank	7/28/2011	CA	231,990	6.07%	(3.27)%	(34.31)%	91.9%	91.9%	8.0%	8.8%	NM	NA
CBM Florida Holding Company/ First Community Bank of America	5/31/2011	FL	470,613	9.75%	(3.48)%	(50.18)%	37.0%	37.0%	2.1%	2.7%	NM	NA
IBERIABANK Corporation/ Omni Bancshares, Inc.	5/31/2011	LA	745,884	8.71%	(0.44)%	(9.89)%	121.3%	121.3%	8.6%	6.1%	NM	NA
Old Line Bancshares, Inc./ Maryland Bankcorp, Inc.	4/1/2011	MD	348,063	5.19%	(1.31)%	(15.05)%	65.0%	65.0%	5.7%	6.7%	NM	NA
Stonegate Bank/ Southwest Capital Bancshares, Inc.	3/18/2011	FL	121,346	6.21%	(2.68)%	(21.19)%	79.2%	79.2%	10.0%	11.3%	NM	NA
Private Investor - Merton Allan Lund/ First Midwest Bank	2/28/2011	SD	112,595	9.42%	(3.89)%	(75.22)%	10.4%	10.4%	0.4%	0.4%	NM	NA
Investor group/ West Michigan Community Bank	1/31/2011	MI	148,338	9.32%	(2.37)%	(31.94)%	103.3%	104.9%	7.3%	8.4%	NM	NA
Grandpoint Capital, Inc./ First Commerce Bancorp	12/28/2010	CA	348,307	5.55%	0.30%	3.14%	130.4%	134.2%	12.4%	13.9%	NM	55.2%
Jacksonville Bancorp, Inc./ Atlantic BancGroup, Inc.	11/16/2010	FL	274,151	9.40%	(2.51)%	(62.44)%	27.8%	27.8%	1.0%	1.1%	NM	(49.6)%
TLCM Holdings, LLC/ EJ Financial Corporation	11/5/2010	TX	250,822	9.68%	(0.49)%	(4.97)%	40.2%	40.3%	3.8%	4.3%	NM	NA
Roma Financial Corporation (MHC)/ Sterling Banks, Inc.	7/16/2010	NJ	383,087	5.45%	(6.84)%	(100.83)%	87.5%	99.7%	3.8%	4.3%	NM	40.2%
Apollo Bancshares, Inc./ Union Credit Bank	3/13/2010	FL	154,172	9.57%	(5.30)%	(52.04)%	54.8%	54.8%	4.2%	4.7%	NM	NA
Average			$370,888	7.46%	(2.16)%	(31.72)%	73.3%	74.6%	5.8%	6.3%	NM	18.6%
Median			$281,249	6.67%	(1.94)%	(21.18)%	73.5%	74.6%	6.1%	6.0%	NM	25.9%

The following disclosure supplements the information set forth under the heading “The Merger—Opinion of Scott & Stringfellow, LLC; Selected Transaction Analysis,” on page 72 of the Proxy Statement/Prospectus, by inserting the following paragraph after the end of the first full paragraph on page 72:

To determine the indicated values for Peoples common stock in its Selected Transaction Analysis, Scott & Stringfellow used the minimum deal value to deposits per share multiple of 0.4% to impute a low value for Peoples common stock as target of $0.27 per share, and the maximum price to tangible book value multiple of 134.2% to impute a high value for Peoples common stock as target of $8.57 per share.  Using the various median multiples calculated for the peer group would impute a value range for Peoples common stock as target of from $3.99 per share (deposits per share multiple) to $4.76 per share (tangible book value multiple).  Premium to stock price was excluded from these calculations because including this ratio would have resulted in a much lower valuation range.

The first full paragraph on page 73 of the Proxy Statement/Prospectus, under the heading “The Merger—Opinion of Scott & Stringfellow, LLC; Discounted Cash Flow and Terminal Value Analysis of Peoples,” is revised to read in full as follows:

Scott & Stringfellow performed an analysis that estimated a future stream of earnings of Peoples assuming that Peoples performed in accordance with the earnings projections provided by Peoples management. A dividend discount analysis was not conducted given that Peoples does not currently pay a dividend, nor does Peoples management forecast paying a dividend at this time. For 2011 through 2016, Scott & Stringfellow worked with Peoples’ management to estimate a future stream of earnings. Earnings as used by Scott & Stringfellow in its Discounted Cash Flow Analysis (“DCF”) is defined as net income.  Net income projections used in the DCF were derived from the Peoples’ prospective financial information included elsewhere in this proxy statement/prospectus.  See “—Peoples Unaudited Prospective Financial Information.” The projection model maintains an adequate capital level (8% minimum equity to average asset ratio) to support the estimated growth. The 8% minimum equity to assets ratio used in Scott & Stringfellow’s DCF represents the ratio Scott & Stringfellow believed, based on its judgment and experience in the community banking sector, banking regulators would likely view as a reasonable level of capital to support growth.  These projections did not reflect any attempt to redeem or repurchase Peoples’ outstanding shares of Series T and Series W preferred stock from the U.S. Treasury. To approximate a terminal value of Peoples common stock at December 31, 2016, Scott & Stringfellow applied a range of 12.0x to 16.0x price / earnings multiples to

Peoples’ estimated fiscal year December 31, 2016 earnings, the result of which we believe adequately quantifies a present value of all earnings generated beyond the projected period as of December 31, 2016. The potential dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 12.0% to 16.0%, chosen to reflect different assumptions regarding required rates of return to the holders of Peoples common stock. The range of discount rates of 12.0% to 16.0% corresponds to Scott & Stringfellow’s opinion, based on its judgment and experience in the community banking sector, of the range investors would likely require as a return on equity invested in a banking institution similar to Peoples. As illustrated in the following table, this analysis indicated an imputed range of values per share of Peoples common stock of $3.27 to $4.68 when applying the 12.0x - 16.0x price / earnings multiples range for calculating the terminal values. A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, asset growth rates, terminal multiples and discount rates.

Page 74 of the Proxy Statement/Prospectus is revised by adding the following two sentences immediately prior to “The results of Scott & Stringfellow’s analysis are set forth in the following table:”

In calculating “Average Contribution” for purposes of this analysis, Scott & Stringfellow measured the average of the relative contributions of each of SCBT and Peoples from a balance sheet (assets and liabilities together, followed by shareholders equity on a separate basis), income statement and market capitalization perspective, based on relative contributions in respect of last-twelve-months total revenue (interest income plus noninterest income), last-twelve-months pre-tax, pre-provisions earnings, 2011 estimated net income, 2012 estimated net income, 2013 estimated net income, 2014 estimated net income, total assets, gross loans, net loans, deposits, core deposits, total liabilities, total equity, tangible equity, tangible common equity, post-market common equity and December 19, 2011 market capitalization.  “Average Contribution” is not a simple average of the other line items in the following table.

The first full paragraph on page 74 of the Proxy Statement/Prospectus, under the heading “The Merger—Opinion of Scott & Stringfellow, LLC; Financial Impact Analysis,” is revised to read in full as follows:

Scott & Stringfellow performed pro forma merger analyses that combined projected income statement and balance sheet information of both SCBT and Peoples. Assumptions regarding the accounting treatment, acquisition adjustments, and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of the pro forma company. This Scott & Stringfellow analysis indicated that the merger is expected to be accretive to SCBT’s estimated 2012 through 2014 earnings per share and slightly dilutive to pro forma September 30, 2011 book value and tangible book value per share.  Specifically, this Scott & Stringfellow analysis indicated that the merger is expected to be 8.0%, 9.1% and 7.9% accretive to 2012, 2013 and 2014 estimated earnings per share, respectively, and 0.5% and 1.3% dilutive to pro forma September 30, 2011 book value and tangible book value per share, respectively.  This analysis was based on financial projections and certain merger assumptions (including estimated cost savings and one-time charges) provided by and reviewed with senior management of Peoples. For all of the above analyses, the actual results achieved by the pro forma company following the merger will vary from the projected results, and the variations may be material.

The fourth full paragraph under the heading “The Merger—Background of the Merger,” on page 61 of the Proxy Statement/Prospectus, is revised to read in full as follows:

Thereafter, in November 2011, representatives of SCBT contacted Peoples to discuss the possibility of SCBT making a presentation to the Peoples board of directors regarding the possibility of a strategic business combination transaction. SCBT and Peoples agreed to hold a meeting on December 7, 2011. Also during this period, the parties began conducting more comprehensive mutual due diligence. During this time, the parties entered into a confidentiality agreement.  The confidentiality agreement did not contain “standstill” restrictions.

The following disclosure supplements the information set forth in the first full paragraph on page 51 of the Proxy Statement/Prospectus, under the heading “Information About Peoples—Payment of Dividends,” by inserting the following sentence between the second and third sentences of that paragraph:

Under the terms of the Peoples’ outstanding Series T preferred stock, the dividend payable on such preferred stock will increase from 5% per year to 9% per year on May 15, 2014.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are necessarily subject to risks and uncertainties, and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in SCBT’s and Peoples’ filings with the SEC.  Such risks and uncertainties, include, among others, the following possibilities: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement between SCBT and Peoples; (2) the outcome of any legal proceedings that may be instituted against SCBT or Peoples; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approvals; (4) credit risk associated with an obligor’s failure to meet the terms of any contract with any of the subsidiary banks of SCBT or Peoples or failure otherwise to perform as agreed; (5) interest risk involving the effect of a change in interest rates on both SCBT’s and Peoples’ banks’ earnings and the market values of their portfolio equity; (6) liquidity risk affecting SCBT’s and Peoples’ banks’ ability to meet their obligations when they come due; (7) price risk focusing on changes in market factors that may affect the value of traded instruments in ‘‘mark-to-market’’ portfolios; (8) transaction risk arising from problems with service or product delivery; (9) compliance risk involving earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) continuing economic downturn risk resulting in further deterioration in the credit markets; (14) greater than expected noninterest expenses; (15) excessive loan losses; (16) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with SCBT’s integration of Habersham, BankMeridian and Peoples, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration-related matters; (17) the risks of fluctuations in market prices for SCBT stock that may or may not reflect the economic condition or performance of SCBT; (18) changes to the payment of dividends on SCBT common stock as a result of regulatory supervision or at the discretion of the SCBT board of directors; and (19) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  You should not place undue reliance on forward-looking statements, and SCBT and Peoples undertake no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Where You Can Find More Information

In connection with the Merger, SCBT filed a registration statement on Form S-4, as amended, with the SEC that was declared effective by the SEC on March 22, 2012.  The Proxy Statement/Prospectus, which forms a part of the Form S-4, was mailed to Peoples shareholders on or about March 23, 2012.  Each of SCBT and Peoples may file other relevant documents concerning the Merger.  Peoples’ investors are advised to read the Proxy Statement/Prospectus and any other relevant documents filed with the SEC in connection with the Merger or incorporated by reference in the Proxy Statement/Prospectus when they become available because they will contain important information about Peoples, SCBT and the Merger.  Investors may obtain these documents free of charge at the SEC’s website (www.sec.gov).

In addition, documents filed with the SEC by SCBT will be available free of charge upon written request to SCBT Financial Corporation, 520 Gervais Street, Columbia, South Carolina 29201, Attention: Corporate Secretary, or by calling (800) 277-2175.  Documents filed with the SEC by Peoples will be available free of charge upon written request to Peoples Bancorporation, 1818 East main Street, Easley, South Carolina 29640, Attention: Corporate Secretary, or by calling (864) 859-2265.  The directors, executive officers and certain other members of management and employees of SCBT may be deemed to be participants in the solicitation of proxies in favor of the Merger from Peoples shareholders.  Information about the directors and executive officers of SCBT is included in the proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on March 20, 2012.  The directors, executive officers and certain other members of management and employees of Peoples may also be deemed to be participants in the solicitation of proxies in favor of the Merger from Peoples shareholders.  Information about the directors and executive officers of Peoples is included in the proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on March 19, 2011.  Additional information regarding the interests of such participants is included in the Proxy Statement/Prospectus and the other relevant documents filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION

	By:	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President
Chief Financial Officer and
Chief Operating Officer

Dated: April 18, 2012